EXHIBIT 99.5

SERVICER COMPLIANCE CERTIFICATE

The Bank of New York Trust Company, N.A. as

Indenture Trustee

38 Fountain Square Plaza

MD 10903B

Cincinnati, Ohio 45263

Attention: Corporate Trust Officer

Perry D. Moore

Executive Vice President – Finance

Education Lending Services, Inc.

6 East Fourth Street, Suite 300

Cincinnati, Ohio 45202

Roger W. Saylor Vice President Citicorp North America, Inc., as Agent 388 Greenwich Street New York, New York 10013

The undersigned hereby certifies that (i) he or she is an authorized officer of ACS Education Services, Inc. (“ACS”), (ii) a review of the activities of ACS under:

(1) the Federal FFEL Servicing Agreement dated October 1, 2002 among ACS, Fifth Third Bank, as eligible lender trustee for Education Lending Services, Inc., and Education Lending Services, Inc., as amended by First Amendment to Federal FFEL Servicing Agreement dated as of October 1, 2003;

(2) the Federal FFEL Servicing Agreement dated October 1, 2002 among ACS, Fifth Third Bank, as eligible lender trustee for Education Funding Resources, LLC, Education Funding Resources, LLC, and Education Lending Services, Inc.;

(3) Amended and Restated Affiliate Servicing Addendum dated as of April 1, 2003, among ACS, Education Lending Services, Inc., Education Funding Capital Trust-II, as amended by First Amendment to Federal FFEL Servicing Agreement dated as of October 1, 2003;

(4) Affiliate Servicing Addendum dated as of October 1, 2003 by and among ACS, Education Lending Services, Inc., and Education Funding Capital Trust-III, as amended by First Amendment to Federal FFEL Servicing Agreement dated as of October 1, 2003 (items 1 through 4 being referred to collectively herein as the “Servicing Agreements”);

for the period from January 1, 2003 through December 31, 2003 has been made under the supervision of the undersigned and (iii) to the best of my knowledge, based on such review, ACS has fulfilled all its obligations under the Servicing Agreements throughout such period.

March 12, 2004	/s/ Meliss Hankin

	Name:	Meliss Hankin
	Title:	Sr. V.P.